Exhibit 10.7

EXECUTIVE SEVERANCE AGREEMENT

THIS EXECUTIVE SEVERANCE AGREEMENT, dated as of December 15, 2010 (the “Agreement”), is among AMERICAN NATIONAL BANKSHARES INC., a Virginia corporation (the “Parent”), AMERICAN NATIONAL BANK AND TRUST COMPANY, a national banking association (the “Company”), and CHARLES T. CANADAY, JR. (“Executive”).

WHEREAS, the Parent and MidCarolina Financial Corporation, a North Carolina corporation (“MCFI”), have entered into an Agreement and Plan of Reorganization, dated as of December 15, 2010, pursuant to which MCFI will affiliate with the Parent through the merger of MCFI with and into a direct wholly-owned subsidiary of the Parent organized to facilitate the affiliation (the “Merger”);

WHEREAS, the Company and Executive have agreed that upon consummation of the Merger, the Executive shall become an employee of the Company on the terms and subject to the conditions set forth in the Employment Agreement, dated as of December 15, 2010, between the Company and the Executive (the “Employment Agreement”);

WHEREAS, the Company recognizes that there is a possibility of a Change in Control of the Parent, the Company or both;

WHEREAS, the Parent and the Company recognize that the mere possibility of a Change in Control of the Parent or the Company may create uncertainty on the part of senior management or a distraction of senior management from its day-to-day operating responsibilities;

WHEREAS, the Parent and the Company recognize that outstanding management is essential to advancing the interests of the Parent and the Company and their shareholders and that the Parent and the Company can better recruit and retain outstanding management by providing certain assurances in the event of a Change in Control;

WHEREAS, in the event of a Change in Control of the Parent, the Company or both, the best interests of the Parent and the Company and their shareholders require a continuity of the Parent’s and the Company’s business with a minimum of disruption; and

WHEREAS, the Employment Agreement will terminate upon a Change in Control of the Parent, the Company or both and the terms and conditions of the Executive’s employment following a Change in Control will be governed by this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Parent, the Company and the Executive agree as follows:

1.     Effective Date. Conditional upon consummation of the Merger and the Executive continuing in the employment of MCFI and MidCarolina Bank on the effective date of the Merger (the “Merger Date”), and effective at the Merger Date, this Agreement shall become effective on the Merger Date.

2.      Employment after a Change in Control. If a Change in Control of the Parent or the Company occurs and the Executive is employed by the Company on the Control Change Date, the Employment Agreement will terminate and the Company will continue to employ the Executive in accordance with the terms and conditions of this Agreement.

3.     Term of Agreement. The Term of this Agreement shall begin on a Control Change Date and end on the earlier of (i) the day before the third anniversary of the Control Change Date or (ii) the date that the Executive attains age sixty-five (65).

4.     Minimum Cash Compensation. During the Term of this Agreement, the total amount payable to the Executive by the Parent and the Company as base salary, “profit sharing” bonus and “incentive compensation” bonus, on an annualized basis, shall not be less than the amounts prescribed below:

(a)     The Executive’s total annual base salary from the Parent and the Company shall not be less than the annualized rate of total base salary payable to the Executive immediately before the Control Change Date.

(b)     The total annualized “profit sharing” bonus from the Parent and the Company, expressed as a percentage of the Executive’s then total base salary, shall not be less than the “profit sharing” bonus, expressed as a percentage of the Executive’s then total base salary, payable to the Executive for the four quarters immediately preceding the Control Change Date.

(c)     The total annualized “incentive compensation” bonus from the Parent and the Company, expressed as a percentage of the Executive’s then total base salary, shall not be less than the “incentive compensation” bonus, expressed as a percentage of the Executive’s then total base salary, payable to the Executive for the calendar year ending immediately preceding the Control Change Date.

5.     Termination Without Cause. This paragraph 5 describes the amounts payable to the Executive if the Parent and the Company terminate the Executive’s employment without Cause during the Term of this Agreement.

(a)     If such termination is effective before the first anniversary of the Control Change Date, the Executive shall be entitled to receive the Termination Benefits during the period beginning with the Executive’s termination of employment and ending on the second anniversary of the Control Change Date or the last day of the Term of this Agreement, whichever occurs first.

(b)     If such termination is effective on or after the first anniversary of the Control Change Date, the Executive shall be entitled to receive the Termination Benefits during the period beginning with the Executive’s termination of employment and ending on the last day of the twelfth (12th) month thereafter or the last day of the Term of this Agreement, whichever occurs first.

6.     Executive’s Resignation. This paragraph 6 describes the amounts payable to the Executive upon his resignation from the employ of the Parent and the Company during the Term of this Agreement.

(a)     During the period beginning on the Control Change Date and ending on the last day of the third month ending after the Control Change Date, the Executive may resign from the employ of both the Parent and the Company if (i) the Parent or the Company breaches the obligation set forth in paragraph 4 or (ii) the Parent or the Company notifies the Executive that he will be required to relocate his office more than thirty (30) miles from the location at which the Executive performed his duties immediately prior to the Change in Control. If the Executive resigns in accordance with the preceding sentence, he shall be entitled to receive the Termination Benefits for the period beginning on the date of the Executive’s termination of employment and ending on the last day of the twelfth (12th) month thereafter or the last day of the Term of this Agreement, whichever occurs first.

(b)     During the period beginning on the first day of the fourth month beginning after the Control Change Date and ending on the first anniversary of the Control Change Date, the Executive may resign from the employ of both the Parent and the Company, for any reason or no reason. If the Executive resigns in accordance with the preceding sentence, he shall be entitled to receive the Termination Benefits for the period beginning on the date of the Executive’s termination of employment and ending on the last day of the twelfth (12th) month thereafter or the last day of the Term of this Agreement, whichever occurs first.

(c)     During the period beginning on the day after the first anniversary of the Control Change Date and ending on the last day of the Term of this Agreement, the Executive may resign from the employ of both the Parent and the Company if (i) the Parent or the Company breaches the obligation set forth in paragraph 4, (ii) the Parent or the Company notifies the Executive that he will be required to relocate his office more than thirty (30) miles from the location at which the Executive performed his duties immediately prior to the Change in Control or (iii) the Executive’s duties, title or responsibilities with respect to the Parent or the Company are reduced from the duties, title or responsibilities assigned to the Executive as of the first anniversary of the Control Change Date. If the Executive resigns in accordance with the preceding sentence, he shall be entitled to receive the Termination Benefits for the period beginning on the date of the Executive’s termination of employment and ending on the last day of the twelfth (12th) month thereafter or the last day of the Term of this Agreement, whichever occurs first.

7.     Maximum Benefit. No amounts will be payable and no benefits will be provided under this Agreement to the extent that such payments or benefits, together with other payments or benefits under other plans, agreements or arrangements, would make the Executive liable for the payment of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor provision. The amounts otherwise payable and the benefits otherwise to be provided under this Agreement shall be reduced to the extent necessary to avoid the imposition of such excise tax liability; provided, however, that the Executive shall have the right to direct which payments or benefits under this Agreement shall be reduced in order to avoid any such excise tax liability.

8.     Cause. The Parent and the Company shall be deemed to have “Cause” to terminate the Executive’s employment under this Agreement if the Parent or the Company determines that the Executive (i) has failed or refused to perform a material duty of his position, provided that Executive has received written notice from the Parent or Company of such failure or refusal and such failure or refusal remains uncured thirty days after the delivery of such notice, (ii) is guilty of personal dishonesty, gross incompetence, willful misconduct, a breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), unethical business practices in connection with the Parent’s or the Company’s business, misappropriation of the Parent’s or the Company’s assets (determined on a reasonable basis), or is subject to a final cease-and-desist order, or has been convicted of a felony or a misdemeanor involving moral turpitude or (iii) is guilty of a material breach of any employment agreement between the Parent and the Executive or the Company and the Executive, provided that Executive has received written notice from the Parent or Company of such material breach and such breach remains uncured thirty days after the delivery of such notice.

9.     Change in Control. A “Change in Control” of the Parent or the Company occurs if:

(a)     Any person, including a “group” (as such term is used in section 13(d)(3) of the Securities Exchange Act of 1934, as amended, as in effect on the Effective Date (the “Exchange Act”)) is or becomes, directly or indirectly, the owner or beneficial owner of Parent or Company securities (other than as a result of an issuance of securities initiated by the Parent or the Company, or a tender offer initiated by the Parent or the Company or open market purchases approved by the Parent’s or the Company’s Board of Director’s (the “Board”), as long as the majority of the Parent’s or the Company’s Board approving the purchases are directors at the time the purchases are made), having more than fifty percent (50%) of the combined voting power of the then outstanding Parent or Company securities that may be cast for the election of the Parent’s or the Company’s directors; or

(b)     During any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Parent’s or the Company’s Board and any new director (other than a director designated by a person who has entered into an agreement with the Parent or the Company to effect a transaction described in subparagraphs 9(a), 9(c) or 9(d) or any such individual whose initial assumption of office occurs as a result of either an actual or threatened contested solicitation (as such terms are used in Rule 14a-2 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents) whose election by the Parent’s or the Company’s Board or nomination for election by the Parent’s or the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Parent’s or the Company’s Board; or

(c)     There is consummated a reorganization, merger, or consolidation involving the Parent or the Company that requires the approval of the Parent’s or the Company’s shareholders, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were beneficial owners, immediately prior to such reorganization, merger or consolidation, of the combined voting power of the Parent’s or the Company’s then outstanding securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation, more than fifty percent (50%) of the combined voting power of the securities of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the combined voting power of the Parent’s or the Company’s securities; or

(d)     The Parent’s or the Company’s shareholders approve (i) the sale or disposition by the Parent or the Company (other than to a subsidiary of the Parent or the Company) of more than fifty percent (50%) of the assets of the Parent or the Company (including a sale or disposition that is effected through condemnation proceedings) or (ii) a complete liquidation or dissolution of the Parent or the Company.

10.     Control Change Date. A “Control Change Date” is the date on which a Change in Control of the Parent or the Company occurs. If a Change in Control of the Parent or the Company occurs as the result of a series of transactions or events, the Control Change Date is the date of the last of the transactions or events in the series.

11.     Separation from Service/Installment Payments. For purposes of this Agreement, the term "termination of employment" means a “Separation from Service” which has the same meaning as set forth in Treas. Reg. § 1.409A-1(h).To the extent Executive is entitled to a series of installment payments under the provisions of this Agreement, such series of installment payments shall be treated as a series of separate payments for purposes of Code Section 409A and underlying Treasury Regulations.

12.     Specified Employee. For purposes of this Agreement, the term “Specified Employee” has the same meaning as set forth in Treas. Reg. § 1.409A-1(i).

13.     Termination Benefits. The “Termination Benefits” payable in accordance with paragraphs 5 and 6 are the following payments and benefits:

(a)     Continued payment of the Executive’s base salary for the applicable period specified in paragraph 5 or 6 at the rate in effect on the date of the Executive’s termination of employment (but not less than the rate of base salary required under paragraph 4). The benefit payable under this paragraph 13(a) shall be paid in accordance with the Company’s regular payroll procedure commencing with the Executive’s Separation from Service; provided, however, that if the Executive is a Specified Employee, the first payment under this paragraph 13(a) shall be paid on the first day of the seventh month beginning after the Executive’s Separation from Service and the first payment shall include the payments of base salary that would have been payable (had the Executive continued employment) in accordance with the Company’s regular payroll procedure from the date of the Executive’s termination of employment until the date of the first payment. The remaining payments under this paragraph 13(a) shall be paid in accordance with the Company’s regular payroll procedure.

(b)     Payment each month during the applicable period specified in paragraph 5 or 6 of a pro rata amount of the annualized “profit sharing” bonus in the amount required under paragraph 4. The first payment shall be made in the month following the Executive’s Separation from Service and shall include the pro rata amount of annualized “profit sharing” bonus for the months following the Executive’s termination of employment until the date of the first payment. The preceding sentence to the contrary notwithstanding, if the Executive is a Specified Employee, the first payment under this paragraph 13(b) shall be paid on the first day of the seventh month beginning after the Executive’s Separation from Service and the first payment shall include the pro rata amount of annualized “profit sharing” bonus for the months following the Executive’s termination of employment until the date of the first payment.

(c)     Payment each month during the applicable period specified in paragraph 5 or 6 of a pro rata amount of the annualized “incentive compensation” bonus in the amount required under paragraph 4. The first payment shall be made in the month following the Executive’s Separation from Service and shall include the pro rata amount of annualized “incentive compensation” bonus for the months following the Executive’s termination of employment until the date of the first payment. The preceding sentence to the contrary notwithstanding, if the Executive is a Specified Employee, the first payment under this paragraph 13(c) shall be paid on the first day of the seventh month beginning after the Executive’s Separation from Service and the first payment shall include the pro rata amount of annualized “incentive compensation” bonus for the months following the Executive’s termination of employment until the date of the first payment.

(d)     A single sum payment equal to the sum of the amounts described in (i), (ii) and (iii) below:

(i)     The product of (x) the lesser of eighteen or the number of months during the applicable period specified in paragraph 5 or 6 times (y) the excess of the premium for continued health, dental and vision coverage under Section 4980B of the Code for the Executive and the Executive’s “qualified beneficiaries” (as defined in Section 4980B of the Code) (the “COBRA Premium”) over the amount that the Executive paid for such coverage immediately before his termination of employment.

(ii)     The product of (x) the COBRA Premium and (y) the number of months during the applicable period specified in paragraph 5 or 6 in excess of eighteen months.

(iii)     The product of (x) the monthly premium that the Executive would pay for long-term disability and life insurance coverage upon conversion to individual policies upon termination of employment times (y) the number of months during the applicable period specified in paragraph 5 or 6.

The benefit payable under this paragraph 13(d) shall be paid on the first day of the third month beginning after the Executive’s Separation from Service; provided, however, that if the Executive is a Specified Employee, the payment shall be made on the first day of the seventh month beginning after the Executive’s Separation from Service.

(e)     A single sum payment equal to the difference between (i) the present value of the benefits that the Executive would have accrued under the Parent’s or the Company’s defined benefit pension plan based on his actual service and assuming continued service during the applicable period specified in paragraph 5 or 6 and (ii) the present value of the benefit payable to the Executive under the Parent’s or the Company’s defined benefit pension plan. The amount of the payment required under the preceding sentence shall be calculated by the actuary of the Parent’s or the Company’s defined benefit pension plan using the actuarial assumptions and methods in effect for purposes of determining the funded status of such plan and shall assume that amounts payable under this Agreement are recognized as compensation for purposes of such plan. The benefit payable under this paragraph 13(e) shall be paid on the first day of the third month beginning after the Executive’s Separation from Service; provided, however, that if the Executive is a Specified Employee, the payment shall be made on the first day of the seventh month beginning after the Executive’s Separation from Service.

14.     Successors. This Agreement shall inure to the benefit of, and be enforceable by, the Executive’s legal representatives and heirs. This Agreement shall inure to the benefit of, and be binding upon, the Parent and the Company and their successors and assigns. The Parent and the Company shall require any successor to the Parent or the Company (whether direct or indirect, by merger, purchase, consolidation or otherwise) to all or substantially all of the business or assets of the Parent or the Company to assume expressly and agree to perform the Parent’s and the Company’s obligations under this Agreement. References in this Agreement to the “Parent” and to the “Company” include the Parent and the Company as defined above and any successor to their business or assets that is obligated to perform this Agreement by operation or law or otherwise.

15.     Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the termination of the Executive’s employment on or after a Control Change Date and supersedes all prior agreements, arrangements and understandings with respect thereto between the Parent, the Company and the Executive. No modification, amendment or termination of this Agreement, nor any waiver of its provisions, shall be valid or enforceable unless in writing and signed by both parties.

16.     Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which constitute on instrument.

17.     Headings. The headings herein are for convenience only and will not affect the interpretation of this Agreement.

18.     Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia (other than its choice of law provisions to the extent that they would require the application of the laws of another State).

19.     No Employment Contract. Nothing in this Agreement will be construed as creating an employment contract between the Executive and the Parent or the Company prior to a Control Change Date.

[Signatures appear on the following page]

WITNESS¸ the following signatures as of the date first indicated above.

AMERICAN NATIONAL BANKSHARES INC.

By:      /s/ Charles H. Majors

Charles H. Majors

President and Chief Executive Officer

AMERICAN NATIONAL BANK AND TRUST

COMPANY

By:      /s/ Charles H. Majors

Charles H. Majors

Chief Executive Officer

     /s/ Charles T. Canaday, Jr.

Charles T. Canaday, Jr.

AMENDMENT TO EXECUTIVE SEVERANCE AGREEMENT

THIS AMENDMENT TO EXECUTIVE SEVERANCE AGREEMENT (the “Amendment”) is made as of March 27, 2014, by and between AMERICAN NATIO NAL BANKSHARES INC., a Virginia corporation (“AMNB”), AMERICAN NATIONAL BANK AND TRUST COMPANY, a national banking association (the “Company”), and CHARLES T. CANADAY, JR. (“Executive”).

WHEREAS, AMNB, the Company and Executive entered into an Executive Severance Agreement dated as of December 15, 2010 (the “Agreement”);

WHEREAS, the Company and Executive entered into an Employment Agreement dated as of December 15, 2010;

WHEREAS, the Company and Executive are amending and extending the Employment Agreement effective as of March 27, 2014; and

WHEREAS, AMNB, the Company and Executive desire to amend the Agreement to give Executive the ability to reinstate the Employment Agreement at his election in certain circumstances following a Change in Control;

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, AMNB, the Company and Executive agree as follows:

1.     Defined Terms. Terms not otherwise defined herein shall be defined as provided in the Agreement.

2.     Executive’s Resignation. Paragraph 6(b) of the Agreement is hereby amended to provide as follows:

(b) During the period beginning on the first day of the fourth month beginning after the Control Change Date and ending on the first anniversary of the Control Change Date, the Executive may (i) resign from the employ of the Company, for any reason or no reason, or (ii) elect, by written notice to the Company, to reinstate the Employment Agreement, effective as of the notice date. If the Executive resigns in accordance with the preceding sentence, he shall be entitled to receive the Termination Benefits for the period beginning on the date of the Executive’s termination of employment and ending on the last day of the twelfth (12th) month thereafter or the last day of the term of this Agreement, whichever occurs first. If the Executive elects to reinstate the Employment Agreement, the terms of Executive’s employment will thereafter be governed by the Employment Agreement, and this Agreement will be of no further force or effect.

[Signatures appear on the following page]

WITNESS, the following signatures as of the date first indicated above.

AMERICAN NATIONAL BANKSHARES INC.

By:      /s/ Jeffrey V. Haley

Jeffrey V. Haley

President & Chief Executive Officer

AMERICAN NATIONAL BANK AND

TRUST COMPANY

By:      /s/ Jeffrey V. Haley

Jeffrey V. Haley

President & Chief Executive Officer

     /s/ Charles T. Canaday, Jr.

Charles T. Canaday, Jr.